UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2008 (December 31, 2007)

KEY ENERGY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8038	04-2648081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 1800

Houston, Texas  77010

(Address of Principal Executive Offices and Zip Code)

713/651-4300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 31, 2007, Key Energy Services, Inc., a Maryland corporation (the “Company”), and Key Energy Shared Services, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Subsidiary”), entered into amended and restated employment agreements (the “Restated Employment Agreements”) with each of Richard J. Alario, the Company’s President and Chief Executive Officer, William M. Austin, the Company’s Senior Vice President and Chief Financial Officer, Newton W. Wilson III, the Company’s Senior Vice President and General Counsel, and Kim B. Clarke, the Company’s Senior Vice President and Chief People Officer. The Restated Employment Agreements amend and restate the original employment agreements (the “Original Employment Agreements”) between the Company and each of the foregoing executives to, among other things, provide market benefits, establish consistency among the executives of the Company in the event of a termination in connection with a non-renewal of such agreements and comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with the potential payment of future benefits to the executives. Pursuant to the terms of the Restated Employment Agreements, the Original Employment Agreements, as amended and restated by the Restated Employment Agreements, were assigned by the Company to the Subsidiary, and contemporaneously therewith, the Company entered into a Guaranty of performance of the obligations of the Subsidiary contained in each Restated Employment Agreement in favor of each executive. The following description of the Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Restated Employment Agreements, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 hereto and incorporated herein by reference.

Each of the Restated Employment Agreements provides for an initial term of two years and automatically renews for successive one-year extension terms unless terminated by the executive or the Subsidiary at least ninety (90) days prior to the commencement of an extension term.  Each of the executives receives an annual salary (Mr. Alario - $800,000, Mr. Austin - $437,000, Mr. Wilson - $400,000 and Ms. Clarke - $262,500), which can be increased (but not decreased) at the discretion of the Compensation Committee of the Company’s Board the Directors and, in the case of Messrs. Austin and Wilson and Ms. Clarke, the Chief Executive Officer.  Each executive is also eligible for an annual incentive bonus of up to 100% of his or her base salary, in the case of Messrs. Austin or Wilson or Ms. Clarke, and up to 200% of his base salary, in the case of Mr. Alario, and is entitled to participate in awards of equity-based incentives at the discretion of the Company’s Board of Directors or the Compensation Committee thereof. Mr. Wilson is also entitled to receive a retention bonus in the amount of $100,000 on January 24, 2008, if he is still employed at that time. The executives also receive comprehensive medical and dental plans available to the Company’s senior management pursuant to which all medical and dental expenses incurred by them and their respective spouses and children will be reimbursed through insurance or, in the absence of insurance, directly by the Subsidiary so that the executives have no out-of-pocket cost with respect to such expenses.

Mr. Alario receives an allowance of $1,100 per month, plus reimbursement for reasonable insurance and maintenance expenses, in connection with the use of his automobile and is entitled to be reimbursed up to $15,000 in any fiscal year of the Company for personal services provided by certified public accountants and tax attorneys. Mr. Alario is also entitled to be reimbursed for the initiation fee and the annual or other periodic fees, dues and costs to become and remain a member of one club or association for business use, as approved by the Compensation Committee of the Board of Directors.

If, during the term of his or her employment, an executive’s employment is terminated by the Subsidiary for any reason other than for Cause or Disability (each as defined in each Restated Employment Agreement), including non-renewal of a Restated Employment Agreement, or by the executive for Good Reason (as defined in each Restated Employment Agreement), the executive will be entitled to severance compensation equal to two (2) times his or her annual base salary in effect at the time of termination payable in equal installments over a 24-month period following termination, in the case of Messrs. Austin or Wilson or Ms. Clarke, and three (3) times his annual base salary in effect at the time of termination payable in equal installments over a 36-month period following termination, in the case of Mr. Alario; provided, however, that if Mr. Alario is terminated due to the non-renewal of his Restated Employment Agreement, he will be entitled to receive the greater of (i) one (1) times his annual base salary, payable in monthly installments over a 12-month term, or (ii) the highest multiple of annual base salary in effect for non-renewal under any other executive officer’s employment contract in effect at the time of non-renewal, payable in comparable installments. If an executive’s employment is terminated as a result of Disability (as defined in each Restated Employment Agreement), the executive will be entitled to severance compensation equal to one (1) times his or her base salary, payable in twelve (12) monthly installments, in the case of Messrs. Austin or Wilson or Ms. Clarke, and three (3) times his base salary, payable in thirty-six (36) monthly installments, in the case of Mr. Alario, subject to certain limitations. In addition, in the event of the subsequent termination of an executive’s employment within one year of a Change in Control of the Company (as defined in each Restated Employment Agreement) (i) by the Subsidiary for any reason other than for Cause (including Disability or non-renewal of a Restated Employment Agreement) or (ii) by the executive for Good Reason, the executive’s severance compensation will be increased to three (3) times the executive’s annual salary plus three (3) times his or her annual target bonus, and will be payable in a lump sum on the date of termination. If an executive’s employment is terminated by the Subsidiary for any reason other than for Cause (including Disability or non-renewal of a Restated Employment Agreement) or by the executive for Good Reason, he or she will be entitled to continued employment benefits, including medical benefits until the earlier of: (i) the second anniversary of the termination date, in the case of Messrs. Austin or Wilson or Ms. Clarke, and the third anniversary of the termination date, in the case of Mr. Alario, (ii) the last date of eligibility under the applicable benefits or (iii) he or she commences full-time employment with another employer.  In the event of a Change in Control of the Company, these benefits will be paid in a lump sum at the time of termination. In addition, if an executive’s employment is terminated by the Subsidiary for any reason other than for Cause (including Disability or non-renewal of a Restated Employment Agreement), is terminated by the executive for Good Reason or is terminated due to his or her death, any equity-based incentives held by the executive that have not vested prior to the termination date shall immediately vest and all vested equity-based incentives shall remain exercisable until the earlier of (i) the first anniversary date of the termination, in the case of Messrs. Austin or Wilson or Ms. Clarke, and the third anniversary date of the termination, in the case of Mr. Alario, (ii) or the stated expiration date of the equity-based incentive. In the event of a Change in Control of the Company, any equity-based incentives held by Mr. Alario that have not vested shall immediately vest, and in the event of the subsequent termination of his employment within one year of a Change in Control of the Company, all equity-based incentives held by Mr. Alario will continue to remain exercisable until the stated expiration date of the equity-based incentive. In the event that Mr. Alario’s employment is terminated by the Company other than for Cause or Disability (including non-renewal of his Restated Employment Agreement) in connection with a  Change in Control of the Company, any equity-based incentives held by Mr. Alario that have not vested shall immediately vest and will continue to remain exercisable until the stated expiration date of the equity-based incentive.

The Restated Employment Agreements contain a comprehensive non-compete provision that prohibits the executives from engaging in any activities that are competitive with the Company during their employment, and for any period in which each of them is receiving severance compensation from the Company (or if payment of severance compensation is increased due to a Change of Control, for a period of three (3) years after the termination of employment) or for twelve (12) months following termination if the executive receives no severance compensation from the Company.

The Restated Employment Agreements provide for compliance with the provisions of Section 409A of the Code concerning the payment of potential future benefits to the executives and reimbursement of any tax penalties owed pursuant to Section 409A of the Code on an after-tax basis.  If Mr. Alario is subject to the tax imposed by Section 4999 of the Code, he will be reimbursed for such tax on an after-tax basis. If either of Messrs. Austin and Wilson and Ms. Clarke is subject to the tax imposed by Section 4999 of the Internal Revenue Code, he or she will be reimbursed for such tax on an after-tax basis; provided, however, that the executive has agreed to a reduction of up to 10% of the value the executive would have received if such reduction would avoid the imposition of such tax.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

10.1         Restated Employment Agreement dated effective as of December 31, 2007, among Richard J. Alario, Key Energy Services, Inc. and Key Energy Shared Services, LLC

10.2         Restated Employment Agreement dated effective as of December 31, 2007, among William M. Austin, Key Energy Services, Inc. and Key Energy Shared Services, LLC

10.3         Restated Employment Agreement dated effective as of December 31, 2007, among Newton W. Wilson III, Key Energy Services, Inc. and Key Energy Shared Services, LLC

10.4         Restated Employment Agreement dated effective as of December 31, 2007, among Kim B. Clarke, Key Energy Services, Inc. and Key Energy Shared Services, LLC

[Signature Page Follows]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY ENERGY SERVICES, INC.

Date: January 7, 2008	By:	/s/ Newton W. Wilson III
Newton W. Wilson III
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1	Restated Employment Agreement dated effective as of December 31, 2007, among Richard J. Alario, Key Energy Services, Inc. and Key Energy Shared Services, LLC
10.2	Restated Employment Agreement dated effective as of December 31, 2007, among William M. Austin, Key Energy Services, Inc. and Key Energy Shared Services, LLC
10.3	Restated Employment Agreement dated effective as of December 31, 2007, among Newton W. Wilson III, Key Energy Services, Inc. and Key Energy Shared Services, LLC
10.4	Restated Employment Agreement dated effective as of December 31, 2007, among Kim B. Clarke, Key Energy Services, Inc. and Key Energy Shared Services, LLC